Exhibit 99.1
E V E R C O R E
EVERCORE REPORTS FULL YEAR 2020 RESULTS;
RECORD FOURTH QUARTER AND FULL YEAR REVENUES;
QUARTERLY DIVIDEND OF $0.61 PER SHARE

	Fourth Quarter 2020 Results				2020 Full Year Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
		vs. Q4 2019		vs. Q4 2019		vs. 2019		vs. 2019
Net Revenues ($ millions)	$927.3	40%	$969.9	45%	$2,263.9	13%	$2,327.3	14%
Operating Income ($ millions)	$326.7	108%	$376.4	110%	$526.4	20%	$639.3	28%
Net Income Attributable to Evercore Inc. ($ millions)	$220.4	110%	$277.4	113%	$350.6	18%	$459.6	23%
Diluted Earnings Per Share	$5.02	102%	$5.67	108%	$8.22	19%	$9.62	25%
Operating Margin	35.2%	1,149 bps	38.8%	1,195 bps	23.3%	146 bps	27.5%	294 bps

Business and Financial Highlights	■	Record Full year Net Revenues reflect Evercore's ability to serve clients in dynamic and volatile market environments

	■	Fourth quarter U.S. GAAP and Adjusted Net Revenues of $927.3 million and $969.9 million, respectively, represent new quarterly records. These results reflect the beginning of the recovery of the M&A markets, successful completion of restructuring assignments, strong capital raising activity and momentum in most other areas of our business

	■	Full year U.S. GAAP and Adjusted Operating Margins of 23.3% and 27.5%, respectively

	■	Maintained #1 league table ranking among independents and ranked #5 in the U.S. among all firms; advising on four of the 10 largest U.S. M&A transactions of 2020

	■	Achieved #2 league table ranking by number of U.S. Restructuring deals in 2020; #1 Restructuring Energy Advisor - 2019 through 2020

	■	Underwriting Revenue of $276.2 million for the full year more than tripled compared to 2019's record year; served as active bookrunner on 65 of 85 bookrun transactions in 2020

	■	Evercore Wealth Management AUM surpassed $10 billion for the first time

Talent	■	Kristen Grippi joined Evercore as a Senior Managing Director and Head of ECM

	■	Promoted three Managing Directors to Senior Managing Director in January 2021, strengthening our Advisory and Equities coverage of Healthcare, Restructuring and Healthcare Services & Technology

	■	Launched convertible debt underwriting and sales and trading capabilities, further expanding our ability to serve clients

	■	Strong pipeline of senior level talent additions as we enter 2021

Strategic Transactions	■	Completed transition of Evercore's presence in Mexico through a strategic alliance with TACTIV, a newly formed Advisory firm, and the sale of Evercore Casa de Bolsa, S.A. de C.V. to its leadership

Capital Return	■	Quarterly dividend of $0.61 per share

	■	Returned $265.4 million to shareholders in 2020 through dividends and repurchases of 1.9 million shares at an average price of $76.25

	■	Reduced share count for the 5th straight year

NEW YORK, February 3, 2021 – Evercore Inc. (NYSE: EVR) today announced its results for the full year ended December 31, 2020.

LEADERSHIP COMMENTARY

John S. Weinberg, Co-Chairman and Co-Chief Executive Officer, "Our ongoing initiatives over the last several years to invest in broadening and diversifying our capabilities contributed to a record year for our firm on many levels. The breadth of our Advisory capabilities – including Restructuring, Capital Advisory, Shareholder Activism and Defense – allowed us to advise our clients throughout a rapidly changing environment and contributed to overall Advisory revenue growth, even in a challenging year for the merger market. Our Underwriting business also benefited from years of investment and increasing diversification and achieved tremendous revenue growth in 2020. Momentum persists in this business and we continue to build out and expand this strategic area of importance to our firm. Evercore ISI’s strength in both macroeconomic and fundamental research led to differentiated conversations with both institutional and corporate clients, and our investment in our sales and trading and distribution capabilities facilitated strong partnerships with the Underwriting team. Finally, our Wealth Management team delivered strong returns and important financial advice to our clients in a volatile year. Our exceptional team across the board remains committed to our Core Values and we could not be more proud of how we served our clients and collaborated with each other, despite the vast majority of our firm working remotely. And while we persevered during one of the more challenging years in our history and had a very strong year, we recognize that others have not been as fortunate and it's important that we not lose sight of that."

Ralph Schlosstein, Co-Chairman and Co-Chief Executive Officer, "Our 2020 results demonstrate that Evercore is truly an all-weather firm that can advise clients on their most important strategic, financial and capital needs in widely varied environments. We are proud of our many accomplishments in a challenging environment, yet we remain focused on continuing to make progress on our long-term growth objectives. We begin 2021 in a great position – we are encouraged by the increase in M&A activity, we continue to experience momentum in many of our other businesses and our backlog is strong; we continue to plan actively for our eventual return to our offices globally; we see opportunities to add talent strategically; and our cash position and balance sheet are incredibly strong. Attracting, developing and cultivating talented individuals is the foundation of our future growth and we are proud to announce the promotion of three Managing Directors to Senior Managing Director in January 2021, strengthening our Advisory and Equities coverage of Healthcare, Restructuring and Healthcare Services & Technology. We continue to invest in our Equity Capital Markets business with several key additions to the team, including Kristen Grippi who will lead our ECM efforts in the future. We look forward to additional talent announcements throughout the firm in 2021."

Roger C. Altman, Founder and Senior Chairman, "This past year was truly unprecedented for obvious reasons. And, yet, the broader and stronger Evercore platform, as compared to even five years ago, enabled the Firm to overcome the deep challenges, serve its clients successfully and post record results. This is a source of great pride and gratitude."

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
	(dollars in thousands, except per share data)
Net Revenues(1)	$927,308	$660,127	40%	$2,263,905	$2,008,698	13%
Operating Income(2)	$326,715	$156,723	108%	$526,433	$437,711	20%
Net Income Attributable to Evercore Inc.	$220,377	$105,184	110%	$350,574	$297,436	18%
Diluted Earnings Per Share	$5.02	$2.48	102%	$8.22	$6.89	19%
Compensation Ratio	54.8%	60.2%		60.6%	59.8%
Operating Margin	35.2%	23.7%		23.3%	21.8%
Effective Tax Rate	23.2%	21.7%		23.7%	21.2%

1.Net Revenues for the three months ended December 31, 2020, includes a loss of $32.2 million resulting from the sale and wind-down of our businesses in Mexico, including $4.8 million related to the sale of our ECB business, as well as $27.4 million related to the release of cumulative foreign exchange losses. Net Revenues for the twelve months ended December 31, 2020, includes a loss of $30.8 million resulting from the sale and wind-down of our businesses in Mexico, including $3.4 million related to the sale of our ECB businesses, as well as $27.4 million related to the release of cumulative foreign exchange losses.

2.Operating Income for the three and twelve months ended December 31, 2020 includes Special Charges, Including Business Realignment Costs, of $7.0 million and $46.6 million, respectively, recognized in the Investment Banking segment, and $0.01 million and $0.04 million, respectively, recognized in the Investment Management segment. Operating Income for the three and twelve months ended December 31, 2019 includes Special Charges, Including Business Realignment Costs, of $4.1 million and $7.2 million, respectively, recognized in the Investment Banking segment, and $2.9 million recognized in the Investment Management segment. See "Special Charges, Including Business Realignment Costs" below and page 7 for further information.

Net Revenues
For the three months ended December 31, 2020, Net Revenues of $927.3 million increased 40% versus the three months ended December 31, 2019, primarily reflecting increases in Advisory Fees and Underwriting Fees of $226.3 million and $66.8 million, respectively. These increases were partially offset by a decrease in Other Revenue, net, primarily due to a loss of $32.2 million resulting from the sale and wind-down of our businesses in Mexico. For the twelve months ended December 31, 2020, Net Revenues of $2.26 billion increased 13% versus the twelve months ended December 31, 2019, primarily reflecting increases in Underwriting Fees and Advisory Fees of $186.5 million and $101.7 million, respectively. These increases were partially offset by a decrease in Other Revenue, net, primarily due to a loss of $30.8 million associated with the Mexico transition. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Compensation
For the three months ended December 31, 2020, the compensation ratio was 54.8% versus 60.2% for the three months ended December 31, 2019. The compensation ratio for the three months ended December 31, 2020 and 2019 is 55.2% and 60.6%, respectively, when the $3.9 million and $2.9 million, respectively, of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. For the twelve months ended December 31, 2020, the compensation ratio was 60.6% versus 59.8% for the twelve months ended December 31, 2019. The compensation ratio for the twelve months ended December 31, 2020 and 2019 is 62.4% and 59.9%, respectively, when the $41.3 million and $2.9 million, respectively, of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. See "Special Charges, Including Business Realignment Costs" below for further information. The increase in the amount of compensation recognized in the three and twelve months ended December 31, 2020 principally reflects higher levels of compensation expense related to higher revenues and higher amortization of prior period deferred compensation awards, partially offset by lower compensation expense related to senior new hires. See "Deferred Compensation" for more information. The compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Non-Compensation Costs
For the three months ended December 31, 2020, Non-Compensation Costs of $85.8 million decreased 13% versus the three months ended December 31, 2019, primarily driven by decreased travel and related expenses related to prolonged travel restrictions. For the twelve months ended December 31, 2020, Non-Compensation Costs of $318.5 million decreased 11% versus the twelve months ended December 31, 2019, primarily driven by decreased travel and related expenses related to prolonged travel restrictions.

Special Charges, Including Business Realignment Costs
In 2020, the Company completed a review of operations focused on markets, sectors and people which delivered lower levels of productivity in an effort to attain greater flexibility of operations and better position itself for future growth.

This review, which began in the fourth quarter of 2019, generated reductions of approximately 8% of our headcount. In conjunction with this review, in the second quarter of 2020 we entered into an agreement for certain former employees in Mexico to purchase Evercore Casa de Bolsa, S.A. de C.V. ("ECB"), our Mexico based broker-dealer focused principally on providing Investment Management services. This transaction closed in December 2020. In addition, we completed the transition of our Advisory presence in Mexico to a strategic alliance model during the fourth quarter of 2020.

In conjunction with the employment reductions, the Company incurred separation and transition benefits and related costs of $4.1 million and $41.7 million for the three and twelve months ended December 31, 2020, respectively, and $2.9 million for the three and twelve months ended December 31, 2019, which have been recorded as Special Charges, Including Business Realignment Costs, and are excluded from our Adjusted results. The Company believes these actions will best position it to continue to provide clients with the highest quality of independent advice while delivering value to our shareholders.

Special Charges, Including Business Realignment Costs, for the three and twelve months ended December 31, 2020 also reflect the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives of $1.3 million and $3.3 million, respectively, and charges related to the impairment of assets resulting from the wind-down of our Mexico business of $1.7 million.

Special Charges, Including Business Realignment Costs, for the three and twelve months ended December 31, 2019 also reflect the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York of $1.3 million and $4.4 million, respectively, and the impairment of goodwill in the Institutional Asset Management reporting unit of $2.9 million.

Effective Tax Rate
For the three months ended December 31, 2020, the effective tax rate was 23.2% versus 21.7% for the three months ended December 31, 2019. For the twelve months ended December 31, 2020, the effective tax rate was 23.7% versus 21.2% for the twelve months ended December 31, 2019. The effective tax rate is impacted by the non-deductible treatment of compensation associated with Evercore LP Units, as well as the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 7 and A-2 to A-10 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
	(dollars in thousands, except per share data)
Net Revenues	$969,918	$668,460	45%	$2,327,306	$2,032,611	14%
Operating Income	$376,358	$179,529	110%	$639,291	$498,489	28%
Net Income Attributable to Evercore Inc.	$277,382	$130,131	113%	$459,595	$373,300	23%
Diluted Earnings Per Share	$5.67	$2.72	108%	$9.62	$7.70	25%
Compensation Ratio	52.3%	58.6%		58.9%	58.2%
Operating Margin	38.8%	26.9%		27.5%	24.5%
Effective Tax Rate	25.0%	25.1%		25.4%	22.4%

Adjusted Net Revenues
For the three months ended December 31, 2020, Adjusted Net Revenues of $969.9 million increased 45% versus the three months ended December 31, 2019, primarily reflecting increases in Advisory Fees and Underwriting Fees of $226.6 million and $66.8 million, respectively. For the twelve months ended December 31, 2020, Adjusted Net Revenues of $2.33 billion increased 14% versus the twelve months ended December 31, 2019, primarily reflecting increases in Underwriting Fees and Advisory Fees of $186.5 million and $102.3 million, respectively. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation
For the three months ended December 31, 2020, the Adjusted compensation ratio was 52.3% versus 58.6% for the three months ended December 31, 2019. For the twelve months ended December 31, 2020, the Adjusted compensation ratio was 58.9% versus 58.2% for the twelve months ended December 31, 2019. The increase in the amount of Adjusted compensation recognized in the three and twelve months ended December 31, 2020 principally reflects higher levels of compensation expense related to higher revenues and higher amortization of prior period deferred compensation awards, partially offset by lower compensation expense related to senior new hires. See "Deferred Compensation" for more information. The Adjusted compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Adjusted Non-Compensation Costs
For the three months ended December 31, 2020, Adjusted Non-Compensation Costs of $85.8 million decreased 12% versus the three months ended December 31, 2019, primarily driven by decreased travel and related expenses related to prolonged travel restrictions. For the twelve months ended December 31, 2020, Adjusted Non-Compensation Costs of $316.7 million decreased 10% versus the twelve months ended December 31, 2019, primarily driven by decreased travel and related expenses related to prolonged travel restrictions.

Adjusted Operating Expenses
Adjusted Operating Expenses exclude adjustments relating to Special Charges, Including Business Realignment Costs, as described in more detail on page 4.

Adjusted Effective Tax Rate
For the three months ended December 31, 2020, the Adjusted effective tax rate was 25.0% versus 25.1% for the three months ended December 31, 2019. For the twelve months ended December 31, 2020, the Adjusted effective tax rate was 25.4% versus 22.4% for the twelve months ended December 31, 2019. The Adjusted effective tax rate is impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and twelve months ended December 31, 2020 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related and disposition-related charges and Special Charges, Including Business Realignment Costs.

Acquisition-related compensation charges for 2020 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2020 also include professional fees incurred and amortization of intangible assets.

Special Charges, Including Business Realignment Costs, for 2020 relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives, as well as charges related to the impairment of assets resulting from the wind-down of our Mexico business.

The gain on the sale of the ECB Trust business and loss on the sale of the remaining ECB business in the third and fourth quarters of 2020, respectively, as well as the release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico have also been excluded from Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three and twelve months ended December 31, 2020 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2019 are included in Annex I, pages A-2 to A-10.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$789,611	$563,276	40%	$1,755,273	$1,653,585	6%
Underwriting Fees	95,009	28,253	236%	276,191	89,681	208%
Commissions and Related Fees	52,414	52,089	1%	205,767	189,506	9%
Other Revenue, net(1)	(14,141)	2,591	NM	(19,845)	19,023	NM
Net Revenues	922,893	646,209	43%	2,217,386	1,951,795	14%

Expenses:
Employee Compensation and Benefits	497,236	388,717	28%	1,335,789	1,166,795	14%
Non-Compensation Costs	82,382	95,194	(13%)	304,265	345,098	(12%)
Special Charges, Including Business Realignment Costs	7,018	4,115	71%	46,600	7,202	547%
Total Expenses	586,636	488,026	20%	1,686,654	1,519,095	11%

Operating Income	$336,257	$158,183	113%	$530,732	$432,700	23%

Compensation Ratio	53.9%	60.2%		60.2%	59.8%
Non-Compensation Ratio	8.9%	14.7%		13.7%	17.7%
Operating Margin	36.4%	24.5%		23.9%	22.2%

Total Number of Fees from Advisory Client Transactions(2)	324	281	15%	687	661	4%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(2)	162	105	54%	386	328	18%

1.Includes a loss of $21.1 million for the three and twelve months ended December 31, 2020, related to the release of cumulative foreign exchange losses resulting from the sale and wind-down of our businesses in Mexico.

2.Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended December 31, 2020, fees from Advisory services increased $226.3 million, or 40%, versus the three months ended December 31, 2019, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $95.0 million for the three months ended December 31, 2020 increased $66.8 million, or 236%, versus the three months ended December 31, 2019, reflecting an increase in the number of transactions we participated in, as well as the relative size of our participation in those transactions. We participated in 40 underwriting transactions during the three months ended December 31, 2020 (vs. 12 in Q4 2019); 33 as a bookrunner (vs. 12 in Q4 2019). Commissions and Related Fees for the three months ended December 31, 2020 increased 1% versus the three months ended December 31, 2019.

During the twelve months ended December 31, 2020, fees from Advisory services increased $101.7 million, or 6%, versus the twelve months ended December 31, 2019, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $276.2 million for the twelve months ended December 31, 2020 increased $186.5 million, or 208%, versus the twelve months ended December 31, 2019, reflecting an increase in the number of transactions we participated in, as well as the relative size of our participation in those transactions. We participated in 118 underwriting transactions during the twelve months ended December 31, 2020 (vs. 71 in 2019); 85 as a bookrunner (vs. 53 in 2019). Commissions and Related Fees for the twelve months ended December 31, 2020 increased $16.3 million, or 9%, versus the twelve months ended December 31, 2019, as a result of elevated volatility during 2020.

Other Revenue, net, for the three months ended December 31, 2020 decreased versus the three months ended December 31, 2019, primarily reflecting a loss of $21.1 million resulting from the sale and wind-down of our businesses in Mexico, partially offset by higher gains on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program, as the market continued to improve during the quarter. Other Revenue, net, for the twelve months ended December 31, 2020 decreased versus the twelve months ended December 31, 2019, primarily reflecting a loss of $21.1 million resulting from the sale and wind-down of our businesses in Mexico, as well as lower interest income.

Expenses

Compensation costs were $497.2 million for the three months ended December 31, 2020, an increase of 28% from the fourth quarter of last year. The compensation ratio was 53.9% for the three months ended December 31, 2020, compared to 60.2% for the three months ended December 31, 2019. The compensation ratio for the three months ended December 31, 2020 and 2019 is 54.3% and 60.6%, respectively, when the $3.8 million and $2.8 million, respectively, of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. Compensation costs were $1.34 billion for the twelve months ended December 31, 2020, an increase of 14% compared to the twelve months ended December 31, 2019. The compensation ratio was 60.2% for the twelve months ended December 31, 2020, compared to 59.8% for the twelve months ended December 31, 2019. The compensation ratio for the twelve months ended December 31, 2020 and 2019 is 62.1% and 59.9%, respectively, when the $41.2 million and $2.8 million, respectively, of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. See page 4 for further information. The increase in the amount of compensation recognized in the three and twelve months ended December 31, 2020 principally reflects higher levels of compensation expense related to higher revenues and higher amortization of prior period deferred compensation awards, partially offset by lower compensation expense related to senior new hires. See "Deferred Compensation" for more information. The compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Non-Compensation Costs for the three months ended December 31, 2020 were $82.4 million, a decrease of 13% compared to the fourth quarter of last year. The decrease in Non-Compensation Costs from last year primarily reflects decreased travel and related expenses related to prolonged travel restrictions. The ratio of Non-Compensation Costs to Net Revenues for the three months ended December 31, 2020 of 8.9% decreased from 14.7% for the fourth quarter of last year. Non-Compensation Costs for the twelve months ended December 31, 2020 were $304.3 million, a decrease of 12% compared to the twelve months ended December 31, 2019. The decrease in Non-Compensation Costs versus last year primarily reflects decreased travel and related expenses related to prolonged travel restrictions. The ratio of Non-Compensation Costs to Net Revenues for the twelve months ended December 31, 2020 of 13.7% decreased from 17.7% for the twelve months ended December 31, 2019.

Special Charges, Including Business Realignment Costs, for the three and twelve months ended December 31, 2020 reflect $4.1 million and $41.6 million, respectively, for separation and transition benefits and related costs as a result of the Company's review of its operations and $1.3 million and $3.3 million, respectively, for the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives. Special Charges, Including Business Realignment Costs, for the three and twelve months ended December 31, 2020 also reflect $1.7 million for charges related to the impairment of assets resulting from the wind-down of our Mexico business. See page 4 for further information. Special Charges, Including Business Realignment Costs, for the three and twelve months ended December 31, 2019, reflect the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York of $1.3 million and $4.4 million, respectively, as well as $2.8 million for separation and transition benefits and related costs as a result of the Company's review of its operations.

Investment Management

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$14,672	$13,159	11%	$54,397	$50,611	7%
Other Revenue, net(1)	(10,257)	759	NM	(7,878)	6,292	NM
Net Revenues	4,415	13,918	(68%)	46,519	56,903	(18%)

Expenses:
Employee Compensation and Benefits	10,503	8,603	22%	36,550	34,182	7%
Non-Compensation Costs	3,441	3,836	(10%)	14,223	14,771	(4%)
Special Charges, Including Business Realignment Costs	13	2,939	(100%)	45	2,939	(98%)
Total Expenses	13,957	15,378	(9%)	50,818	51,892	(2%)

Operating Income (Loss)	$(9,542)	$(1,460)	(554%)	$(4,299)	$5,011	NM

Compensation Ratio	237.9%	61.8%		78.6%	60.1%
Non-Compensation Ratio	77.9%	27.6%		30.6%	26.0%
Operating Margin	(216.1%)	(10.5%)		(9.2%)	8.8%

Assets Under Management (in millions)(2)
Wealth Management(3)	$10,163	$9,058	12%	$10,163	$9,058	12%
Institutional Asset Management	—	1,634	NM	—	1,634	NM
Total Assets Under Management	$10,163	$10,692	(5%)	$10,163	$10,692	(5%)

1. For the three months ended December 31, 2020, includes a loss of $11.1 million resulting from the sale and wind-down of our businesses in Mexico, including $4.8 million related to the sale of our ECB business, as well as $6.3 million related to the release of cumulative foreign exchange losses. For the twelve months ended December 31, 2020, includes a loss of $9.7 million resulting from the sale and wind-down of our businesses in Mexico, including $3.4 million related to the sale of our ECB businesses, as well as $6.3 million related to the release of cumulative foreign exchange losses.
2. Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
3. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $76.4 million and $319.8 million as of December 31, 2020 and 2019, respectively.

Revenues

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$14,445	$12,675	14%	$53,069	$48,083	10%
Institutional Asset Management	227	484	(53%)	1,328	2,528	(47%)
Total Asset Management and Administration Fees	$14,672	$13,159	11%	$54,397	$50,611	7%

Our historical Investment Management results include the following businesses, which were previously included in Institutional Asset Management above. These businesses were deconsolidated prior to December 31, 2020:
•On July 2, 2020, we sold the trust business of ECB.
•On December 16, 2020, we sold the remaining ECB business to certain former employees.
Following these transactions, there are no remaining consolidated businesses in Institutional Asset Management.

Asset Management and Administration Fees of $14.7 million for the three months ended December 31, 2020 increased 11% compared to the fourth quarter of last year, principally driven by an increase in fees from Wealth Management clients, which increased 14% compared to the fourth quarter of last year, as associated AUM increased 12%.

Asset Management and Administration Fees of $54.4 million for the twelve months ended December 31, 2020 increased 7% compared to the twelve months ended December 31, 2019, principally driven by an increase in fees from Wealth Management clients, which increased 10% compared to the twelve months ended December 31, 2019, as associated AUM increased 12%.

Other Revenue, net, for the three months ended December 31, 2020 decreased versus the three months ended December 31, 2019, primarily driven by a loss of $11.1 million resulting from the sale and wind-down of our businesses in Mexico, partially offset by higher income from our legacy private equity investments during the three months ended December 31, 2020. Other Revenue, net, for the twelve months ended December 31, 2020 decreased versus the twelve months ended December 31, 2019, primarily driven by a loss of $9.7 million resulting from the sale and wind-down of our businesses in Mexico, and losses on our legacy private equity investments during the twelve months ended December 31, 2020.

Expenses

Investment Management's expenses for the three months ended December 31, 2020 were $14.0 million, a decrease of 9% compared to the fourth quarter of last year, due to decreases in Special Charges, Including Business Realignment Costs, and Non-Compensation Costs, partially offset by an increase in compensation costs. Investment Management's expenses for the twelve months ended December 31, 2020 were $50.8 million, a decrease of 2% compared to the twelve months ended December 31, 2019, due to decreases in Special Charges, Including Business Realignment Costs, and Non-Compensation Costs, partially offset by an increase in compensation costs.

Special Charges, Including Business Realignment Costs, for the three and twelve months ended December 31, 2020 primarily reflect separation and transition benefits and related costs. See page 4 for further information.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 7 and A-2 to A-10 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$789,986	$563,436	40%	$1,756,819	$1,654,501	6%
Underwriting Fees	95,009	28,253	236%	276,191	89,681	208%
Commissions and Related Fees	52,414	52,089	1%	205,767	189,506	9%
Other Revenue, net	11,532	7,154	61%	19,422	31,940	(39%)
Net Revenues	948,941	650,932	46%	2,258,199	1,965,628	15%

Expenses:
Employee Compensation and Benefits	497,236	382,880	30%	1,334,722	1,148,612	16%
Non-Compensation Costs	82,380	93,612	(12%)	302,820	336,865	(10%)
Total Expenses	579,616	476,492	22%	1,637,542	1,485,477	10%

Operating Income	$369,325	$174,440	112%	$620,657	$480,151	29%

Compensation Ratio	52.4%	58.8%		59.1%	58.4%
Non-Compensation Ratio	8.7%	14.4%		13.4%	17.1%
Operating Margin	38.9%	26.8%		27.5%	24.4%

Total Number of Fees from Advisory Client Transactions(2)	324	281	15%	687	661	4%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(2)	162	105	54%	386	328	18%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Luminis of $0.4 million and $1.5 million for the three and twelve months ended December 31, 2020, respectively, and $0.2 million and $0.9 million for the three and twelve months ended December 31, 2019, respectively.

2. Includes Advisory and Underwriting Transactions.

Adjusted Revenues
During the three months ended December 31, 2020, fees from Advisory services on an Adjusted basis increased $226.6 million, or 40%, versus the three months ended December 31, 2019, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions. Underwriting Fees of $95.0 million for the three months ended December 31, 2020 increased $66.8 million, or 236%, versus the three months ended December 31, 2019, reflecting an increase in the number of transactions we participated in, as well as the relative size of our participation in those transactions. We participated in 40 underwriting transactions during the three months ended December 31, 2020 (vs. 12 in Q4 2019); 33 as a bookrunner (vs. 12 in Q4 2019). Commissions and Related Fees for the three months ended December 31, 2020 increased 1% versus the three months ended December 31, 2019.

During the twelve months ended December 31, 2020, fees from Advisory services on an Adjusted basis increased $102.3 million, or 6%, versus the twelve months ended December 31, 2019, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions.

Underwriting Fees of $276.2 million for the twelve months ended December 31, 2020 increased $186.5 million, or 208%, versus the twelve months ended December 31, 2019, reflecting an increase in the number of transactions we participated in, as well as the relative size of our participation in those transactions. We participated in 118 underwriting transactions during the twelve months ended December 31, 2020 (vs. 71 in 2019); 85 as a bookrunner (vs. 53 in 2019). Commissions and Related Fees for the twelve months ended December 31, 2020 increased $16.3 million, or 9%, versus the twelve months ended December 31, 2019, as a result of elevated volatility during 2020.
Other Revenue, net, for the three months ended December 31, 2020 increased versus the three months ended December 31, 2019, primarily reflecting higher gains on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program, as the market continued to improve during the quarter. Other Revenue, net, for the twelve months ended December 31, 2020 decreased versus the twelve months ended December 31, 2019, primarily reflecting lower interest income.

Adjusted Expenses

Adjusted compensation costs were $497.2 million for the three months ended December 31, 2020, an increase of 30% from the fourth quarter of last year. The Adjusted compensation ratio was 52.4% for the three months ended December 31, 2020, compared to 58.8% for the three months ended December 31, 2019. Adjusted compensation costs were $1.33 billion for the twelve months ended December 31, 2020, an increase of 16% compared to the twelve months ended December 31, 2019. The Adjusted compensation ratio was 59.1% for the twelve months ended December 31, 2020, compared to 58.4% for the twelve months ended December 31, 2019. The increase in the amount of Adjusted compensation recognized in the three and twelve months ended December 31, 2020 principally reflects higher levels of compensation expense related to higher revenues and higher amortization of prior period deferred compensation awards, partially offset by lower compensation expense related to senior new hires. See "Deferred Compensation" for more information. The Adjusted compensation ratio in any given period is subject to fluctuation based, in part, on the amount of revenue earned in that period.

Adjusted Non-Compensation Costs for the three months ended December 31, 2020 were $82.4 million, a decrease of 12% from the fourth quarter of last year. The decrease in Adjusted Non-Compensation Costs versus last year primarily reflects decreased travel and related expenses related to prolonged travel restrictions. The ratio of Adjusted Non-Compensation Costs to Adjusted Net Revenues for the three months ended December 31, 2020 of 8.7% decreased from 14.4% for the fourth quarter of last year. Adjusted Non-Compensation Costs for the twelve months ended December 31, 2020 were $302.8 million, a decrease of 10% from the twelve months ended December 31, 2019. The decrease in Non-Compensation Costs versus last year primarily reflects decreased travel and related expenses related to prolonged travel restrictions. The ratio of Adjusted Non-Compensation Costs to Adjusted Net Revenues for the twelve months ended December 31, 2020 of 13.4% decreased from 17.1% for the twelve months ended December 31, 2019.

Investment Management

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$20,143	$16,769	20%	$67,249	$60,691	11%
Other Revenue, net	834	759	10%	1,858	6,292	(70%)
Net Revenues	20,977	17,528	20%	69,107	66,983	3%

Expenses:
Employee Compensation and Benefits	10,503	8,603	22%	36,550	34,182	7%
Non-Compensation Costs	3,441	3,836	(10%)	13,923	14,463	(4%)
Total Expenses	13,944	12,439	12%	50,473	48,645	4%

Operating Income	$7,033	$5,089	38%	$18,634	$18,338	2%

Compensation Ratio	50.1%	49.1%		52.9%	51.0%
Non-Compensation Ratio	16.4%	21.9%		20.1%	21.6%
Operating Margin	33.5%	29.0%		27.0%	27.4%

Assets Under Management (in millions)(1)
Wealth Management(2)	$10,163	$9,058	12%	$10,163	$9,058	12%
Institutional Asset Management	—	1,634	NM	—	1,634	NM
Total Assets Under Management	$10,163	$10,692	(5%)	$10,163	$10,692	(5%)

1. Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $76.4 million and $319.8 million as of December 31, 2020 and 2019, respectively.

Adjusted Revenues

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$14,445	$12,675	14%	$53,069	$48,083	10%
Institutional Asset Management	227	484	(53%)	1,328	2,528	(47%)
Equity in Earnings of Affiliates(1)	5,471	3,610	52%	12,852	10,080	28%
Total Asset Management and Administration Fees	$20,143	$16,769	20%	$67,249	$60,691	11%

1. Equity in ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

Our historical Investment Management results include the following businesses, which were previously included in Institutional Asset Management above. These businesses were deconsolidated prior to December 31, 2020:
•On July 2, 2020, we sold the trust business of ECB.
•On December 16, 2020, we sold the remaining ECB business to certain former employees.
Following these transactions, there are no remaining consolidated businesses in Institutional Asset Management.

Adjusted Asset Management and Administration Fees of $20.1 million for the three months ended December 31, 2020 increased 20% compared to the fourth quarter of last year, driven by an increase in fees from Wealth Management clients, which increased 14% compared to the fourth quarter of last year, as associated AUM increased 12%, as well as an increase in Equity in Earnings of Affiliates of 52%, primarily driven by higher income earned by ABS in the fourth quarter of 2020.

Adjusted Asset Management and Administration Fees of $67.2 million for the twelve months ended December 31, 2020 increased 11% compared to the twelve months ended December 31, 2019, principally driven by an increase in fees from Wealth Management clients, which increased 10% compared to the twelve months ended December 31, 2019, as associated AUM increased 12%, as well as an increase in Equity in Earnings of Affiliates of 28%, driven by higher income earned by ABS and Atalanta Sosnoff in 2020.

Other Revenue, net, for the three months ended December 31, 2020 increased 10% versus the three months ended December 31, 2019, primarily reflecting higher income from our legacy private equity investments during the three months ended December 31, 2020. Other Revenue, net, for the twelve months ended December 31, 2020, decreased 70% versus the twelve months ended December 31, 2019, primarily reflecting losses from our legacy private equity investments during the twelve months ended December 31, 2020.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended December 31, 2020 were $13.9 million, an increase of 12% compared to the fourth quarter of last year, primarily due to an increase in compensation costs, partially offset by a decrease in Non-Compensation Costs. Investment Management's Adjusted expenses for the twelve months ended December 31, 2020 were $50.5 million, an increase of 4% compared to the twelve months ended December 31, 2019, primarily due to an increase in compensation costs, partially offset by a decrease in Non-Compensation Costs.

Liquidity

The Company continues to maintain a strong balance sheet, holding cash and cash equivalents of $829.6 million and investment securities of $1.1 billion at December 31, 2020. Current assets exceed current liabilities by $1.3 billion at December 31, 2020. Amounts due related to the Notes Payable were $376.5 million at December 31, 2020.

Deferred Compensation

During the twelve months ended December 31, 2020, the Company granted to certain employees approximately 1.9 million unvested RSUs. In June 2020, the Company's stockholders approved the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan (the "Amended 2016 Plan"). The total shares available to be granted in the future under the Amended 2016 Plan was approximately 7.0 million as of December 31, 2020.

The Company recognized compensation expense related to our deferred compensation programs of $71.9 million and $304.3 million for the three and twelve months ended December 31, 2020, respectively, and $62.0 million and $275.2 million for the three and twelve months ended December 31, 2019, respectively.

As of December 31, 2020, the Company expects to pay an aggregate of $315.9 million related to our deferred cash compensation program at various dates through 2024. Amounts due pursuant to this program are expensed over the service period of the award and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

During the first quarter of 2021, as part of the 2020 bonus awards, the Company will grant approximately $330 million of deferred compensation to certain employees in the form of restricted stock units and deferred cash awards. The proportion of this amount to be granted in the form of restricted stock units and deferred compensation, and the specific number of restricted stock units, will be determined prior to the grant date of such deferred compensation. These awards will generally vest over four years. It is the Company's intention to offset the dilution associated with restricted stock units through share repurchases and to hold investments to satisfy future settlement of deferred cash awards.

Capital Return Transactions

On February 2, 2021, the Board of Directors of Evercore declared a quarterly dividend of $0.61 per share to be paid on March 12, 2021 to common stockholders of record on February 26, 2021.

During the three months ended December 31, 2020, the Company repurchased approximately 36 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $86.04. During the twelve months ended December 31, 2020, the Company repurchased approximately 1.1 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $76.51, and approximately 0.9 million shares at an average price per share of $75.93 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.9 million shares were acquired at an average price per share of $76.25.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, February 3, 2021, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international);

passcode: 8631259. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 8631259. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Hallie Miller
    Head of Investor Relations, Evercore
    917-386-7856

Media Contact:    Dana Gorman
    Abernathy MacGregor, for Evercore
    212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2019, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been, and will not be registered, under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Revenues
Investment Banking:
Advisory Fees	$789,611	$563,276	$1,755,273	$1,653,585
Underwriting Fees	95,009	28,253	276,191	89,681
Commissions and Related Fees	52,414	52,089	205,767	189,506
Asset Management and Administration Fees	14,672	13,159	54,397	50,611
Other Revenue, Including Interest and Investments(1)	(19,356)	9,568	(6,309)	45,454
Total Revenues	932,350	666,345	2,285,319	2,028,837
Interest Expense(2)	5,042	6,218	21,414	20,139
Net Revenues	927,308	660,127	2,263,905	2,008,698

Expenses
Employee Compensation and Benefits	507,739	397,320	1,372,339	1,200,977
Occupancy and Equipment Rental	19,789	17,060	74,107	68,285
Professional Fees	27,718	20,939	80,883	81,851
Travel and Related Expenses	2,798	20,745	25,887	75,395
Communications and Information Services	13,570	12,542	54,274	47,315
Depreciation and Amortization	6,185	7,900	26,245	31,023
Execution, Clearing and Custody Fees	3,362	3,484	13,592	12,967
Special Charges, Including Business Realignment Costs	7,031	7,054	46,645	10,141
Acquisition and Transition Costs	2	525	562	1,013
Other Operating Expenses	12,399	15,835	42,938	42,020
Total Expenses	600,593	503,404	1,737,472	1,570,987

Income Before Income from Equity Method Investments and Income Taxes	326,715	156,723	526,433	437,711
Income from Equity Method Investments	5,846	3,770	14,398	10,996
Income Before Income Taxes	332,561	160,493	540,831	448,707
Provision for Income Taxes	77,109	34,793	128,151	95,046
Net Income	255,452	125,700	412,680	353,661
Net Income Attributable to Noncontrolling Interest	35,075	20,516	62,106	56,225
Net Income Attributable to Evercore Inc.	$220,377	$105,184	$350,574	$297,436

Net Income Attributable to Evercore Inc. Common Shareholders	$220,377	$105,184	$350,574	$297,436

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,845	39,247	40,553	39,994
Diluted	43,892	42,472	42,623	43,194

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$5.40	$2.68	$8.64	$7.44
Diluted	$5.02	$2.48	$8.22	$6.89

1.For the three months ended December 31, 2020, includes a loss of $32.2 million resulting from the sale and wind-down of our businesses in Mexico, including $4.8 million related to the sale of our ECB business, as well as $27.4 million related to the release of cumulative foreign exchange losses. For the twelve months ended December 31, 2020, includes a loss of $30.8 million resulting from the sale and wind-down of our businesses in Mexico, including $3.4 million related to the sale of our ECB businesses, as well as $27.4 million related to the release of cumulative foreign exchange losses.

2.Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business segments and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and unvested Class A Evercore LP Units, as well as Acquisition Related Class E and J Evercore LP Units and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.    Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E and Class J Evercore LP Units issued in conjunction with the acquisition of ISI. All of the remaining Class J Evercore LP Units vested and were converted to Class E Evercore LP Units in 2020. The Adjusted results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of vested and unvested Class A and E Evercore LP Units and IPO related restricted stock unit awards into Class A shares.
2.    Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.    Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
b.    Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
c.    Net Loss on Sale of ECB businesses. The net loss resulting from the gain on the sale of the ECB Trust business and the loss on the sale of the remaining ECB business incurred in the third and fourth quarters of 2020, respectively, is excluded from the Adjusted presentation.
d.    Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico are excluded from the Adjusted presentation.
3.    Special Charges, Including Business Realignment Costs. Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives, as well as charges related to the impairment of assets resulting from the wind-down of our Mexico business. Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York, the impairment of goodwill in the Institutional Asset Management reporting unit and separation and transition benefits for certain employees terminated as a result of the Company's review of its operations.
4.    Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.
5.    Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
6.    Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Revenues - U.S. GAAP	$927,308	$660,127	$2,263,905	$2,008,698
Income from Equity Method Investments (1)	5,846	3,770	14,398	10,996
Interest Expense on Debt (2)	4,603	4,563	18,197	12,917
Mexico Transition - Net Loss on Sale of ECB Businesses (3)	4,796	—	3,441	—
Mexico Transition - Release of Foreign Exchange Losses (4)	27,365	—	27,365	—
Net Revenues - Adjusted	$969,918	$668,460	$2,327,306	$2,032,611

Compensation Expense - U.S. GAAP	$507,739	$397,320	$1,372,339	$1,200,977
Amortization of LP Units and Certain Other Awards (5)	—	(5,837)	(1,067)	(18,183)
Compensation Expense - Adjusted	$507,739	$391,483	$1,371,272	$1,182,794

Operating Income - U.S. GAAP	$326,715	$156,723	$526,433	$437,711
Income from Equity Method Investments (1)	5,846	3,770	14,398	10,996
Pre-Tax Income - U.S. GAAP	332,561	160,493	540,831	448,707
Mexico Transition - Net Loss on Sale of ECB Businesses (3)	4,796	—	3,441	—
Mexico Transition - Release of Foreign Exchange Losses (4)	27,365	—	27,365	—
Amortization of LP Units and Certain Other Awards (5)	—	5,837	1,067	18,183
Special Charges, Including Business Realignment Costs (6)	7,031	7,054	46,645	10,141
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	—	1,057	1,183	7,528
Acquisition and Transition Costs (7b)	2	525	562	1,013
Pre-Tax Income - Adjusted	371,755	174,966	621,094	485,572
Interest Expense on Debt (2)	4,603	4,563	18,197	12,917
Operating Income - Adjusted	$376,358	$179,529	$639,291	$498,489

Provision for Income Taxes - U.S. GAAP	$77,109	$34,793	$128,151	$95,046
Income Taxes (8)	15,729	9,172	29,731	13,727
Provision for Income Taxes - Adjusted	$92,838	$43,965	$157,882	$108,773

Net Income Attributable to Evercore Inc. - U.S. GAAP	$220,377	$105,184	$350,574	$297,436
Mexico Transition - Net Loss on Sale of ECB Businesses (3)	4,796	—	3,441	—
Mexico Transition - Release of Foreign Exchange Losses (4)	27,365	—	27,365	—
Amortization of LP Units and Certain Other Awards (5)	—	5,837	1,067	18,183
Special Charges, Including Business Realignment Costs (6)	7,031	7,054	46,645	10,141
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	—	1,057	1,183	7,528
Acquisition and Transition Costs (7b)	2	525	562	1,013
Income Taxes (8)	(15,729)	(9,172)	(29,731)	(13,727)
Noncontrolling Interest (9)	33,540	19,646	58,489	52,726
Net Income Attributable to Evercore Inc. - Adjusted	$277,382	$130,131	$459,595	$373,300

Diluted Shares Outstanding - U.S. GAAP	43,892	42,472	42,623	43,194
LP Units (10)	5,021	5,302	5,126	5,254
Unvested Restricted Stock Units - Event Based (10)	12	12	12	12
Diluted Shares Outstanding - Adjusted	48,925	47,786	47,761	48,460

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$5.02	$2.48	$8.22	$6.89
Diluted Earnings Per Share - Adjusted	$5.67	$2.72	$9.62	$7.70

Compensation Ratio - U.S. GAAP	54.8%	60.2%	60.6%	59.8%
Compensation Ratio - Adjusted	52.3%	58.6%	58.9%	58.2%

Operating Margin - U.S. GAAP	35.2%	23.7%	23.3%	21.8%
Operating Margin - Adjusted	38.8%	26.9%	27.5%	24.5%

Effective Tax Rate - U.S. GAAP	23.2%	21.7%	23.7%	21.2%
Effective Tax Rate - Adjusted	25.0%	25.1%	25.4%	22.4%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2020				Twelve Months Ended December 31, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$789,611	$375	(1)	$789,986	$1,755,273	$1,546	(1)	$1,756,819
Underwriting Fees	95,009	—		95,009	276,191	—		276,191
Commissions and Related Fees	52,414	—		52,414	205,767	—		205,767
Other Revenue, net	(14,141)	25,673	(2)(4)	11,532	(19,845)	39,267	(2)(4)	19,422
Net Revenues	922,893	26,048		948,941	2,217,386	40,813		2,258,199

Expenses:
Employee Compensation and Benefits	497,236	—		497,236	1,335,789	(1,067)	(5)	1,334,722
Non-Compensation Costs	82,382	(2)	(7)	82,380	304,265	(1,445)	(7)	302,820
Special Charges, Including Business Realignment Costs	7,018	(7,018)	(6)	—	46,600	(46,600)	(6)	—
Total Expenses	586,636	(7,020)		579,616	1,686,654	(49,112)		1,637,542

Operating Income (a)	$336,257	$33,068		$369,325	$530,732	$89,925		$620,657

Compensation Ratio (b)	53.9%			52.4%	60.2%			59.1%
Operating Margin (b)	36.4%			38.9%	23.9%			27.5%

	Investment Management Segment
	Three Months Ended December 31, 2020				Twelve Months Ended December 31, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$14,672	$5,471	(1)	$20,143	$54,397	$12,852	(1)	$67,249
Other Revenue, net	(10,257)	11,091	(3)(4)	834	(7,878)	9,736	(3)(4)	1,858
Net Revenues	4,415	16,562		20,977	46,519	22,588		69,107

Expenses:
Employee Compensation and Benefits	10,503	—		10,503	36,550	—		36,550
Non-Compensation Costs	3,441	—		3,441	14,223	(300)	(7)	13,923
Special Charges, Including Business Realignment Costs	13	(13)	(6)	—	45	(45)	(6)	—
Total Expenses	13,957	(13)		13,944	50,818	(345)		50,473

Operating Income (Loss) (a)	$(9,542)	$16,575		$7,033	$(4,299)	$22,933		$18,634

Compensation Ratio (b)	237.9%			50.1%	78.6%			52.9%
Operating Margin (b)	(216.1%)			33.5%	(9.2%)			27.0%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2019				Twelve Months Ended December 31, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$563,276	$160	(1)	$563,436	$1,653,585	$916	(1)	$1,654,501
Underwriting Fees	28,253	—		28,253	89,681	—		89,681
Commissions and Related Fees	52,089	—		52,089	189,506	—		189,506
Other Revenue, net	2,591	4,563	(2)	7,154	19,023	12,917	(2)	31,940
Net Revenues	646,209	4,723		650,932	1,951,795	13,833		1,965,628

Expenses:
Employee Compensation and Benefits	388,717	(5,837)	(5)	382,880	1,166,795	(18,183)	(5)	1,148,612
Non-Compensation Costs	95,194	(1,582)	(7)	93,612	345,098	(8,233)	(7)	336,865
Special Charges, Including Business Realignment Costs	4,115	(4,115)	(6)	—	7,202	(7,202)	(6)	—
Total Expenses	488,026	(11,534)		476,492	1,519,095	(33,618)		1,485,477

Operating Income (a)	$158,183	$16,257		$174,440	$432,700	$47,451		$480,151

Compensation Ratio (b)	60.2%			58.8%	59.8%			58.4%
Operating Margin (b)	24.5%			26.8%	22.2%			24.4%

	Investment Management Segment
	Three Months Ended December 31, 2019				Twelve Months Ended December 31, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$13,159	$3,610	(1)	$16,769	$50,611	$10,080	(1)	$60,691
Other Revenue, net	759	—		759	6,292	—		6,292
Net Revenues	13,918	3,610		17,528	56,903	10,080		66,983

Expenses:
Employee Compensation and Benefits	8,603	—		8,603	34,182	—		34,182
Non-Compensation Costs	3,836	—		3,836	14,771	(308)	(7)	14,463
Special Charges, Including Business Realignment Costs	2,939	(2,939)	(6)	—	2,939	(2,939)	(6)	—
Total Expenses	15,378	(2,939)		12,439	51,892	(3,247)		48,645

Operating Income (Loss) (a)	$(1,460)	$6,549		$5,089	$5,011	$13,327		$18,338

Compensation Ratio (b)	61.8%			49.1%	60.1%			51.0%
Operating Margin (b)	(10.5%)			29.0%	8.8%			27.4%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$789,611	$563,276	$1,755,273	$1,653,585
Underwriting Fees	95,009	28,253	276,191	89,681
Commissions and Related Fees	52,414	52,089	205,767	189,506
Other Revenue, net (a)	(14,141)	2,591	(19,845)	19,023
Net Revenues	922,893	646,209	2,217,386	1,951,795

Expenses:
Employee Compensation and Benefits	497,236	388,717	1,335,789	1,166,795
Non-Compensation Costs	82,382	95,194	304,265	345,098
Special Charges, Including Business Realignment Costs	7,018	4,115	46,600	7,202
Total Expenses	586,636	488,026	1,686,654	1,519,095

Operating Income (c)	$336,257	$158,183	$530,732	$432,700

Investment Management
Net Revenues:
Asset Management and Administration Fees	$14,672	$13,159	$54,397	$50,611
Other Revenue, net (b)	(10,257)	759	(7,878)	6,292
Net Revenues	4,415	13,918	46,519	56,903

Expenses:
Employee Compensation and Benefits	10,503	8,603	36,550	34,182
Non-Compensation Costs	3,441	3,836	14,223	14,771
Special Charges, Including Business Realignment Costs	13	2,939	45	2,939
Total Expenses	13,957	15,378	50,818	51,892

Operating Income (Loss) (c)	$(9,542)	$(1,460)	$(4,299)	$5,011

Total
Net Revenues:
Investment Banking:
Advisory Fees	$789,611	$563,276	$1,755,273	$1,653,585
Underwriting Fees	95,009	28,253	276,191	89,681
Commissions and Related Fees	52,414	52,089	205,767	189,506
Asset Management and Administration Fees	14,672	13,159	54,397	50,611
Other Revenue, net (a)(b)	(24,398)	3,350	(27,723)	25,315
Net Revenues	927,308	660,127	2,263,905	2,008,698

Expenses:
Employee Compensation and Benefits	507,739	397,320	1,372,339	1,200,977
Non-Compensation Costs	85,823	99,030	318,488	359,869
Special Charges, Including Business Realignment Costs	7,031	7,054	46,645	10,141
Total Expenses	600,593	503,404	1,737,472	1,570,987

Operating Income (c)	$326,715	$156,723	$526,433	$437,711

(a) For the three and twelve months ended December 31, 2020, includes a loss of $21.1 million resulting from the sale and wind-down of our businesses in Mexico, related to the release of cumulative foreign exchange losses.
(b) For the three months ended December 31, 2020, includes a loss of $11.1 million resulting from the sale and wind-down of our businesses in Mexico, including $4.8 million related to the sale of our ECB business, as well as $6.3 million related to the release of cumulative foreign exchange losses. For the twelve months ended December 31, 2020, includes a loss of $9.7 million resulting from the sale and wind-down of our businesses in Mexico, including $3.4 million related to the sale of our ECB businesses, as well as $6.3 million related to the release of cumulative foreign exchange losses.
(c) Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)    Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)    Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)    The net loss resulting from the gain on the sale of the ECB Trust business and the loss on the sale of the remaining ECB business in the third and fourth quarters of 2020, respectively, is excluded from the Adjusted presentation.
(4)    Release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico are excluded from the Adjusted presentation.
(5)    Expenses incurred from the assumed vesting of Class J Evercore LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.
(6)    Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives, as well as charges related to the impairment of assets resulting from the wind-down of our Mexico business. Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York, the impairment of goodwill in the Institutional Asset Management reporting unit and separation and transition benefits for certain employees terminated as a result of the Company's review of its operations.
(7)    Non-Compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended December 31, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$19,789	$—		$19,789
Professional Fees	27,718	—		27,718
Travel and Related Expenses	2,798	—		2,798
Communications and Information Services	13,570	—		13,570
Depreciation and Amortization	6,185	—		6,185
Execution, Clearing and Custody Fees	3,362	—		3,362
Acquisition and Transition Costs	2	(2)	(7b)	—
Other Operating Expenses	12,399	—		12,399
Total Non-Compensation Costs	$85,823	$(2)		$85,821

	Three Months Ended December 31, 2019
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$17,060	$—		$17,060
Professional Fees	20,939	—		20,939
Travel and Related Expenses	20,745	—		20,745
Communications and Information Services	12,542	—		12,542
Depreciation and Amortization	7,900	(1,057)	(7a)	6,843
Execution, Clearing and Custody Fees	3,484	—		3,484
Acquisition and Transition Costs	525	(525)	(7b)	—
Other Operating Expenses	15,835	—		15,835
Total Non-Compensation Costs	$99,030	$(1,582)		$97,448

	Twelve Months Ended December 31, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$74,107	$—		$74,107
Professional Fees	80,883	—		80,883
Travel and Related Expenses	25,887	—		25,887
Communications and Information Services	54,274	—		54,274
Depreciation and Amortization	26,245	(1,183)	(7a)	25,062
Execution, Clearing and Custody Fees	13,592	—		13,592
Acquisition and Transition Costs	562	(562)	(7b)	—
Other Operating Expenses	42,938	—		42,938
Total Non-Compensation Costs	$318,488	$(1,745)		$316,743

	Twelve Months Ended December 31, 2019
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$68,285	$—		$68,285
Professional Fees	81,851	—		81,851
Travel and Related Expenses	75,395	—		75,395
Communications and Information Services	47,315	—		47,315
Depreciation and Amortization	31,023	(7,528)	(7a)	23,495
Execution, Clearing and Custody Fees	12,967	—		12,967
Acquisition and Transition Costs	1,013	(1,013)	(7b)	—
Other Operating Expenses	42,020	—		42,020
Total Non-Compensation Costs	$359,869	$(8,541)		$351,328

(7a)    The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
(7b)    Primarily the exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.
(8)    Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.
(9)    Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(10)    Assumes the vesting, and exchange into Class A shares, of Class A and E Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.